     As filed with the Securities and Exchange Commission on March 2, 2000.
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                          CONCORD COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

          Massachusetts                                   04-2710876
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                               600 Nickerson Road
                          Marlboro, Massachusetts 01752
                                 (508) 460-4646
               (Address of Principal Executive Offices) (Zip Code)

                      ------------------------------------

                          MISSION SYSTEMS, INCORPORATED
                        1996 EQUITY INCENTIVE STOCK PLAN
                            FIRSTSENSE SOFTWARE, INC.
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                      ------------------------------------

                                 John A. Blaeser
                      Chief Executive Officer and President
                          Concord Communications, Inc.
                               600 Nickerson Road
                          Marlboro, Massachusetts 01752
                                 (508) 460-4646
           (Name and address including zip code and telephone number, including area code, of agent for service)

                      ------------------------------------

                                    Copy to:

                              Kevin M. Barry, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

                      ------------------------------------

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================


                                                                Proposed
                                                                Maximum           Proposed
                                                                Offering          Maximum
Title of Securities                          Amount to be       Price Per         Aggregate               Amount of
to be Registered                             Registered         Share(1)          Offering Price          Registration Fee(2)
MISSION SYSTEMS, INCORPORATED
1996 EQUITY INCENTIVE STOCK PLAN
Common Stock (par value $.01 per share)

OPTIONS GRANTED                                1,503            $4.991            $  7,501.47
                                                 387            $4.525            $  1,751.18

FIRSTSENSE SOFTWARE, INC
1997 STOCK INCENTIVE PLAN
Common Stock (par value $.01 per share)


OPTIONS GRANTED                                3,756            $4.991            $ 18,746.20
                                             101,542            $2.329            $236,491.32
                                              67,444            $1.664            $112,226.82
                                              91,330            $0.665            $ 60,734.45

TOTAL:                                       265,962                              $437,451.43            $115.49

--------------------------------------------------------------------------------

(1) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2)  Calculated pursuant to Section 6(b) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated by reference in this Registration Statement:

     (a) The Registrant's Current Report on Form 8-K filed on March 1, 2000 pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1999.

     (b) The Registrant's Current Report on Form 8-K filed on February 10, 2000 pursuant to the Exchange Act;

     (c) The Registrant's Current Report on Form 8-K filed on January 26, 2000 pursuant to the Exchange Act;

     (d) All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (e) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on September 12, 1997.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Articles of Organization of the Registrant and the Restated By-Laws provide for indemnification of the Registrant's directors and officers unless such indemnification is prohibited by the Massachusetts Business Corporation Law. The Massachusetts Business Corporation Law generally permits indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities, except with respect to any matter that the indemnified person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant. Reference is made to the Registrant's corporate charter filed as Exhibit 3.02 to the Registrant's Registration Statement on Form S-1 filed with the Commission on August 8, 1997, as amended (the "S-1") and Restated By-Laws filed as Exhibit 3.03 to the Registrant's S-1.

     Pursuant to an agreement between Charles River Partnership VII Limited Partnership and Mr. Richard M. Burnes, Jr., Charles River Partnership VII has agreed to indemnify Mr. Burnes against any liability incurred in his capacity as a director of the Registrant.

     The Registrant has entered into indemnification agreements with its directors and officers and has obtained directors and officers liability insurance for the benefit of its directors and officers.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8. EXHIBITS.

Exhibit No.                     Description of Exhibit
-----------                     ----------------------

4.1 Restated Articles of Organization (filed as Exhibit 3.02 to the Registrant's Registration Statement on Form S-1 (File No. 333-33227) and incorporated herein by reference)

4.2 Restated By-Laws (filed as Exhibit 3.03 to the Registrant's Registration Statement on Form S-1 (File No. 333-33227) and incorporated herein by reference)

4.3       Mission Systems, Incorporated 1996 Equity Incentive Stock Plan

4.4       FirstSense Software, Inc. 1997 Stock Incentive Plan

5.1       Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)

23.1      Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

23.2      Consent of Arthur Andersen LLP (filed herewith)

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)

Item 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph

          (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Concord Communications, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlboro, Commonwealth of Massachusetts, on this 29th day of February, 2000.

                                      CONCORD COMMUNICATIONS, INC.

                                      By:  /s/John A. Blaeser
                                         --------------------
                                           John A. Blaeser
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Concord Communications, Inc., hereby severally constitute and appoint John A. Blaeser and Gary E. Haroian, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Concord Communications, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                         TITLE(S)                   DATE
        ---------                         --------                   ----

/s/ John A. Blaeser                Chief Executive Officer,    February 29, 2000
-----------------------------      President and Director
John A. Blaeser                    (Principal Executive
                                   Officer)

/s/ Gary E. Haroian                Senior Vice President,      February 29, 2000
-----------------------------      Finance and
Gary E. Haroian                    Administration, Chief
                                   Financial Officer, Clerk
                                   and Treasurer (Principal
                                   Financial and Accounting
                                   Officer)

/s/ Frederick W. W. Bolander       Director                    February 29, 2000
-----------------------------
Frederick W. W. Bolander

/s/ Richard M. Burnes, Jr.         Director                    February 29, 2000
-----------------------------
Richard M. Burnes, Jr.

/s/ Robert C. Hawk                 Director                    February 29, 2000
-----------------------------
Robert C. Hawk

/s/ John Robert Held               Director                    February 29, 2000
-----------------------------
John Robert Held

/s/ Deepak Kamra                   Director                    February 29, 2000
-----------------------------
Deepak Kamra

/s/ Robert M. Wadsworth            Director                    February 29, 2000
-----------------------------
Robert M. Wadsworth

                                INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------

4.1 Restated Articles of Organization (filed as Exhibit 3.02 to the Registrant's Registration Statement on Form S-1 (File No. 333-33227) and incorporated herein by reference)

4.2 Restated By-Laws (filed as Exhibit 3.03 to the Registrant's Registration Statement on Form S-1 (File No. 333-33227) and incorporated herein by reference)

4.3            Mission Systems, Incorporated 1996 Equity Incentive Stock Plan

4.4            FirstSense Software, Inc. 1997 Stock Incentive Plan

5.1            Opinion of Testa, Hurwitz & Thibeault, LLP

23.1           Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1)

23.2           Consent of Arthur Andersen LLP

24.1 Power of Attorney (included as part of the signature page to this Registration Statement)